Exhibit 10.1

AMENDMENT NO. 2 TO SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

AMENDMENT NO. 2 TO SIXTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of December 22, 2020, relating to the Sixth Amended and Restated Credit Agreement, dated as of October 31, 2019, as amended by that certain Amendment No. 1 to Sixth Amended and Restated Credit Agreement, dated April 23, 2020 (together, and as otherwise amended, restated, modified, or supplemented prior to the date hereof, the “Existing Credit Agreement”), by and among RHP HOTEL PROPERTIES, LP, a Delaware limited partnership (together with any permitted successors and assigns, the “Borrower”), RYMAN HOSPITALITY PROPERTIES, INC., a Delaware corporation (the “Parent”), the GUARANTORS from time to time party thereto (as defined in the Existing Credit Agreement) (collectively, the “Guarantors”), the PLEDGORS from time to time party to the Pledge Agreement (as defined in the Existing Credit Agreement) (collectively, the “Pledgors”), the LENDERS from time to time party thereto (collectively, the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, collectively with its successors and assigns, the “Administrative Agent”).

RECITALS

WHEREAS, the Parent and its Subsidiaries have notified Administrative Agent and the Lenders that such entities are experiencing and anticipate that such entities will continue to experience material adverse changes in their financial position and prospects as a direct result of the ongoing COVID-19 pandemic and, as such, the Borrower, the Parent, and the other Loan Parties have requested, and the Administrative Agent and the Required Lenders (as defined below) have agreed, to modify certain provisions of the Existing Credit Agreement; and

WHEREAS, pursuant to Section 11.01 of the Existing Credit Agreement, the Parent, the Borrower, the other Loan Parties, the Pledgors, the Administrative Agent and the Lenders party hereto (representing the Required Lenders required pursuant to Section 11.01 of the Existing Credit Agreement) (collectively, the “Required Lenders”), agree to amend the Existing Credit Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.          Defined Terms. Each capitalized term used but not otherwise defined herein shall have the meaning given to such term in the Existing Credit Agreement. The rules of interpretation set forth in Section 1.02 of the Existing Credit Agreement are hereby incorporated by reference herein, mutatis mutandis. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Existing Credit Agreement shall, after this Agreement becomes effective, refer to the Existing Credit Agreement as amended hereby. For clarity, unless otherwise expressly limited to the Restricted Period and/or Temporary Waiver Period (as each term is defined below), as applicable, each amendment set forth herein shall apply for the entire term of the Facilities.

SECTION 2.          Financial Statement Extension. The parties hereby agree that the applicable time periods for delivery of financial statements and other related information required pursuant to Sections 7.01 and 7.02(a), (c), (d), (e), (h), (j) and 7.02(b)(ii) of the Credit Agreement shall be automatically extended if and to the extent the Securities and Exchange Commission grants an extension of 10-K or 10-Q reporting for such period. Except as set forth herein, the foregoing extension shall in no way waive, amend, extend or otherwise modify each Loan Party’s obligation to continue to deliver all financial statements as and when required under the Loan Documents.

SECTION 3.          Amendments to the Credit Agreement. The Existing Credit Agreement is, effective as of the Amendment No. 2 Effective Date (as defined below), hereby amended as follows (the Existing Credit Agreement, as so amended, the “Second Amended Credit Agreement”):

(a)            Section 1.01 of the Existing Credit Agreement is hereby amended by adding the following definitions, in each case, in the appropriate alphabetical order, as follows:

“Amendment No. 2” means that certain Amendment No. 2 to Sixth Amended and Restated Credit Agreement, dated as of December 22, 2020, by and between the Borrower, the Parent, the Guarantors, the Pledgors, the Administrative Agent, and certain Lenders party thereto.

“Amendment No. 2 Effective Date” means December 22, 2020.

“New Notes” has the meaning given to such term in the definition of “Senior Notes Indenture.”

“Original 2023 Indenture” has the meaning given to such term in the definition of “Senior Notes Indenture.”

“Post-Waiver Period Appraisal” has the meaning given to such term in Section 7.12.

“Restricted Period” means the period commencing as of the Amendment No. 1 Effective Date and ending on the earlier of (a) in the event the Temporary Waiver Period terminates under clause (i) of the definition thereof, the date on which Borrower delivers to Administrative Agent a Compliance Certificate evidencing, to the Administrative Agent’s reasonable satisfaction, the Borrower’s compliance with the financial covenants contained in Section 8.11 (for the avoidance of doubt, without giving effect to the waiver of such financial covenants in place during the Temporary Waiver Period) and (b) in the event the Temporary Waiver Period terminates under clause (ii) of the definition thereof, the date of such Temporary Waiver Period termination.

“Senior Notes” has the meaning given to such term in the definition of “Senior Notes Indenture.”

(b)           The definition of “Applicable Margin” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated as follows:

“Applicable Margin” means,

(a)       During the period commencing on the Amendment No. 1 Effective Date and concluding on March 31, 2021, in the case of Closing Date Term Loans, Revolving Loans and Letters of Credit Fees, the percentages per annum set forth below:

Applicable Margin for Closing Date Term Loans that are Eurodollar Rate Loans (Amendment No. 1 Effective Date through March 31, 2021)	Applicable Margin for Revolving Loans or Letter of Credit Fees that are Eurodollar Rate Loans (Amendment No.1 Effective Date through March 31, 2021)	Applicable Margin for Closing Date Term Loans that are Base Rate Loans (Amendment No. 1 Effective Date through March 31, 2021)	Applicable Margin for Revolving Loans or Letter of Credit Fees that are Base Rate Loans (Amendment No. 1 Effective Date through March 31, 2021)
1.90%	1.95%	0.90%	0.95%

(b)       For the period commencing on April 1, 2021 and continuing until such time as a Pricing Tier is effective pursuant to clause (c) below, in the case of Closing Date Term Loans, Revolving Loans and Letters of Credit Fees, the percentages per annum set forth below:

Applicable Margin for Closing Date Term Loans that are Eurodollar Rate Loans (April 1, 2021 through the expiration of the Restricted Period)	Applicable Margin for Revolving Loans or Letter of Credit Fees that are Eurodollar Rate Loans (April 1, 2021 through the expiration of the Restricted Period)	Applicable Margin for Closing Date Term Loans that are Base Rate Loans (April 1, 2021 through the expiration of the Restricted Period)	Applicable Margin for Revolving Loans or Letter of Credit Fees that are Base Rate Loans (April 1, 2021 through the expiration of the Restricted Period)
2.25%	2.25%	1.25%	1.25%

(c)       Following the first (1st) Business Day immediately following the expiration of the Restricted Period, in the case of Closing Date Term Loans, Revolving Loans and Letters of Credit Fees, subject to the conditions below, the percentages per annum set forth below, based upon the Consolidated Funded Indebtedness to Total Asset Value Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent:

Pricing Tier	Consolidated Funded Indebtedness to Total Asset Value Ratio	Applicable Margin for Revolving Loans or Letter of Credit Fees that are Eurodollar Rate Loans	Applicable Margin for Closing Date Term Loans that are Eurodollar Rate Loans	Applicable Margin for Revolving Loans or Letter of Credit Fees that are Base Rate Loans	Applicable Margin for Closing Date Term Loans that are Base Rate Loans
I	< 30.0%	1.40%	1.35%	0.40%	0.35%
II	> 30.0% and < 35.0%	1.45%	1.40%	0.45%	0.40%
III	> 35.0% and < 40.0%	1.50%	1.45%	0.50%	0.45%
IV	> 40.0% and < 45.0%	1.55%	1.50%	0.55%	0.50%
V	> 45.0% and < 50.0%	1.65%	1.60%	0.65%	0.60%
VI	> 50.0% and < 55.0%	1.80%	1.75%	0.80%	0.75%
VII	> 55.0%	1.95%	1.90%	0.95%	0.90%

Except as set forth above, any increase or decrease in the Applicable Margin for the Revolving Loans, Closing Date Term Loans or Letter of Credit Fees resulting from a change in the Consolidated Funded Indebtedness to Total Asset Value Ratio shall become effective as of the first (1st) Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 7.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Tier VII shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall continue to apply until the first Business Day immediately following the date a Compliance Certificate is delivered in accordance with Section 7.02(b), whereupon the Applicable Margin shall be adjusted based upon the calculation of the Consolidated Funded Indebtedness to Total Asset Value Ratio contained in such Compliance Certificate. Notwithstanding anything in this definition to the contrary, the determination of the Applicable Margin for any period shall be subject to the provisions of Section 2.10(b).

(c)       in the case of Tranche B Term Loans, (i) the Applicable Margin for Tranche B Term Loans that are Eurodollar Rate Loans shall be two percent (2.00%), and (ii) the Applicable Margin for Tranche B Term Loans that are Base Rate Loans shall be one percent (1.00%).

(c)           The definition of “Appraised Value” in Section 1.01 of the Existing Credit Agreement is hereby amended by adding the following sentence to the end of such definition:

“Notwithstanding the foregoing, (x) during the Temporary Waiver Period and until such time as Administrative Agent has approved the applicable Post-Waiver Period Appraisal for such Borrowing Base Property, “Appraised Value” shall mean and refer to the “as stabilized” value for such Borrowing Base Property and (y) from and after Administrative Agent’s approval of the Post-Waiver Period Appraisal for such Borrowing Base Property, “Appraised Value” shall mean and refer to either the “as-is” value or “as stabilized” value for such Borrowing Base Property, as Administrative Agent may elect in its sole and absolute discretion.”

(d)          The definition of “Temporary Waiver Period” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated as follows:

“Temporary Waiver Period” means the period of time beginning on the Amendment No. 1 Effective Date and ending on the earlier of (i) April 1, 2022 and (ii) the date on which the Borrower delivers a written notice to the Administrative Agent electing to terminate the Temporary Waiver Period, together with a Compliance Certificate evidencing, to the Administrative Agent’s reasonable satisfaction, the Borrower’s compliance with the financial covenants contained in Section 8.11 in effect from and after the Temporary Waiver Period.

(e)           Section 2.05(b)(x) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“(x)       Notwithstanding anything to the contrary herein, during the Restricted Period the Borrower shall deposit or cause to be deposited with the Administrative Agent one hundred present (100%) of all Net Cash Proceeds, other than Net Cash Proceeds received in connection with:

(i)          an Involuntary Disposition, to the extent such Net Cash Proceeds are used for restoration of the applicable Property, which in the case of a Borrowing Base Property, shall continue to be governed by the terms of the Loan Documents (including, Section 2.05(b)(iv));

(ii)        Dispositions (but specifically excluding Dispositions of (1) Borrowing Base Properties and (2) other hotel real property assets, including, without limitation, the Gaylord Rockies Resort & Convention Center) which result in Net Cash Proceeds, in the aggregate, of no more than Three Hundred Million Dollars ($300,000,000), and

(iii)        Indebtedness incurred under Section 8.03(a) (provided that the Borrower complies with Section 5 of Amendment No. 2), Section 8.03(b), Section 8.03(c), Section 8.03(e), and Section 8.03(g));

and the Administrative Agent shall apply such Net Cash Proceeds to the outstanding principal amount of the Loans pro rata based on the then outstanding principal amount of each Facility. Notwithstanding the foregoing, if any Net Cash Proceeds are received pursuant to an Excluded Stimulus Transaction, at the Borrower’s election, the Borrower may use such Net Cash Proceeds for any use permitted by such Excluded Stimulus Transaction, instead of delivering to the Administrative Agent as provided above.”

(f)            With respect to the independent certified public accountant report and opinion delivered in connection with the annual audited consolidated financial statements delivered when and as required by Clause (a) of Section 7.01 for the calendar year ending on December 31, 2020 only, such report and/or opinion may, subject to Administrative Agent’s reasonable review and approval, contain such qualifications and exceptions relating to the ongoing COVID-19 pandemic and any matters reasonably related thereto.

(g)           Section 7.12 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“7.12       Additional/Updated Appraisals.

Acknowledge and agree that the Administrative Agent shall have the right, in its discretion, to obtain, at the expense of the Borrower, a new or updated appraisal with respect to each Borrowing Base Property as follows:

(i)        one (1) new or updated appraisal for each Borrowing Base Property during the Temporary Waiver Period;

(ii)       one (1) new appraisal for each Borrowing Base Property following the conclusion of the Temporary Waiver Period (each such approval so obtained under this clause (ii), a “Post-Waiver Period Appraisal”); and

(iii)     one (1) once every eighteen (18) months during the term of this Agreement (it being understood and agreed by Administrative Agent and Lenders that any appraisal obtained during the Temporary Waiver Period and/or any Post-Waiver Period Appraisal obtained hereunder shall count toward the limitation set forth in this clause (iii) with respect to the applicable Borrowing Base Property), in each case, for use in determining such Borrowing Base Property’s Appraised Value. In addition to the foregoing, the Loan Parties hereby acknowledge and agree that the Administrative Agent shall, (a) upon the occurrence of any Substantial Casualty or Substantial Condemnation, have the right to obtain a new appraisal with respect to the Borrowing Base Property which is the subject thereof both upon the delivery of the plans and specifications related to the rebuilding, reconstruction and restoration of such Property and upon the completion of such rebuilding, reconstruction and restoration; provided, that the appraisal obtained in connection with the delivery of the applicable plans and specifications related to such rebuilding, reconstruction and restoration shall be performed on as “as-completed” basis and (b) in connection with the Disposition of a Borrowing Base Property or the removal of a Borrowing Base Property, have the right to obtain new appraisals with respect to the remaining Borrowing Base Properties. To the extent the Administrative Agent incurs any costs or expenses related to any new appraisal provided for in this Section 7.12, the Borrower and/or other Loan Parties shall reimburse the Administrative Agent upon demand in the amount of such costs or expenses. Each appraisal obtained pursuant to this Section 7.12 shall be in form and substance and from an appraiser acceptable to the Administrative Agent.”

(h)           Clause (e) of Section 8.03 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“(e)       Indebtedness in the form of the issuance by a Loan Party of New Notes, provided that (i) the total of all Indebtedness under this clause (e) for all such New Notes so issued shall not exceed the aggregate principal amount of $600,000,000; (ii) each New Note so issued shall have a maturity date expiring not earlier than six (6) months following the Closing Date Term Loan Maturity Date;”

(i)            Section 8.11(a), (c) and (d) are hereby amended and restated in their entirety to read as follows:

“(a)         Consolidated Funded Indebtedness to Total Asset Value Ratio. Permit the Consolidated Funded Indebtedness to Total Asset Value Ratio, (i) as of the end of the calendar quarter in which the Temporary Waiver Period expires, to be greater than seventy percent (70%), or (ii) as of the end of any calendar quarter thereafter, to be greater than sixty-five percent (65.0%).

(c)           Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio, (i) as of the end of the calendar quarter in which the Temporary Waiver Period expires, to be less than 1.00 to 1.00, or (ii) as of the end of any calendar quarter thereafter, to be less than 1.50 to 1.0.

(d)           Implied Debt Service Coverage Ratio. Permit the Implied Debt Service Coverage Ratio, (i) as of the end of the calendar quarter in which the Temporary Waiver Period expires, to be less than 1.10 to 1.00, or (ii) as of the end of any calendar quarter thereafter, to be less than 1.60 to 1.00.”

(j)            The following provisions added to the end of Section 8.11 pursuant to Amendment No. 1 are hereby amended and restated in their entirety as follows:

“Notwithstanding the foregoing, during the Temporary Waiver Period Borrower shall have no obligation to satisfy any of (i) the Consolidated Funded Indebtedness to Total Asset Value Ratio, (ii) the Consolidated Fixed Charge Coverage Ratio or (iii) the Implied Debt Service Coverage Ratio financial covenants, as set forth in clause (a), (c) and (d) above, provided, Borrower shall continue to deliver to the Administrative Agent duly completed Compliance Certificates, for informational purposes only, as and when required under Section 7.02(b)(i) certifying as to the Borrower’s calculations of the financial tests set forth in this Section 8.11, notwithstanding that such covenants are not required to be satisfied during the Temporary Waiver Period.

Subject to the last paragraph of this Section below, following the expiration of the Temporary Waiver Period, each financial covenant contained in this Section 8.11 shall be in full force and effect, except that the testing period for the covenants set forth in Section 8.11(c) and (d) (including the related defined terms) shall be modified as follows: (A) for the first calendar quarter-end immediately following the expiration of the Temporary Waiver Period, the trailing quarter, annualized; (B) for the second calendar quarter-end after the expiration of the Temporary Waiver Period, the trailing two quarters, annualized; (C) for the third calendar quarter-end after the expiration of the Temporary Waiver Period, the trailing three quarters, annualized; and (D) thereafter, the trailing twelve months, provided however, that with respect to the foregoing clauses (A), (B), and (C), Borrower shall include in the Compliance Certificates delivered pursuant to Section 7.02(b)(i) for such periods, for informational purposes only, Borrower’s calculations of the financial tests set forth in this Section 8.11(c) and (d) based on a trailing twelve month period.”

(k)            Section 8.22 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“8.22.     Restricted Period. Notwithstanding anything to the contrary contained herein, so long as the Restricted Period is continuing:

(a)       Incur any additional Indebtedness, other than (i) any unsecured Indebtedness incurred in connection an Excluded Stimulus Transaction, (ii) [intentionally omitted], and (iii) as permitted by Section 8.03(a)) (provided that the Borrower complies with Section 5 of Amendment No. 2), (c) (but only to the extent all of the parties to any such intercompany Indebtedness and Guarantees are Consolidated Parties), (e) and (g);

(b)       Acquire any hotel properties or make new Investments, other than (i) Investments in Subsidiaries and other Loan Parties, (ii) [intentionally omitted], (iii) Investments in existing Unconsolidated Affiliates that are required to be made pursuant to such entities’ organizational documents and are made in accordance with Section 8.02(f), and (iv) as permitted by Section 8.02(a), (c), and (e);

(c)       Make any Restricted Payments including, without limitation, cash dividends on its Capital Stock, provided that (i) the Borrower shall be permitted to make Restricted Payments in cash to the Parent to permit the Parent to make Restricted Payments in cash to the holders of its Capital Stock following the end of its fiscal year to the extent necessary to maintain its status as a REIT, (ii) the Parent shall be permitted to make Restricted Payments of not more than $0.01 per share in cash to the holders of its Capital Stock following the end of each fiscal quarter; (iii) Subsidiaries of the Borrower shall be permitted to make Restricted Payments in connection with the purchase of the minority interests in any existing Subsidiary not to exceed, in the aggregate, $200,000,000, and (iv) the Loan Parties and their Subsidiaries shall be permitted to make other Restricted Payments as permitted by Section 8.06(a) and (b);

(d)       Make any capital expenditures at the Properties except for: (i) the currently ongoing expansion project at the Gaylord Palms approved by the Administrative Agent prior to the Amendment No. 2 Effective Date not to exceed $80,000,000 in the aggregate; (ii) capital expenditures incurred in connection with emergency repairs,  life safety repairs or ordinary course maintenance repairs; and (iii) discretionary capital expenditures not to exceed Seventy-Five Million Dollars ($75,000,000) in the aggregate (inclusive of all discretionary capital expenditure costs incurred for the period commencing on April 23, 2020 through and including the Amendment No. 2 Effective Date) (provided, that Borrower shall be permitted to use any FF&E reserve maintained under, and to the extent permitted by, the Management Agreements for the capital expenditures described in, and subject to the limitations set forth in, the foregoing clauses (ii) and (iii), provided, further, that any use of an FF&E reserve in accordance with the applicable Management Agreement (and for the purposes expressly set forth in the applicable Management Agreement in effect as of the date hereof) shall not count against such $75,000,000 limitation for discretionary capital expenditures)); and

(e)       Take any action that would be prohibited during a Default or Event of Default (other than (x) a Credit Extension or a Request for Credit Extension, including requesting a Eurodollar Loan or converting or continuing a Eurodollar Loan of any Interest Period otherwise permitted hereunder, (y) requesting use of insurance and condemnation proceeds as provided in Section 7.07 and (z) in connection with the issuance of the New Notes), including, without limitation (i) certain mergers, liquidations and Guarantor releases which would otherwise be permitted, and (ii) certain transfers which would otherwise be permitted (including, without limitation, any Disposition).”

(l)            The Existing Credit Agreement is hereby amended by adding the following as new Section 8.23:

“8.23       New Note Proceeds. Notwithstanding anything to the contrary set forth in this Agreement, including, without limitation, Section 2.05(b)(v) or Section 2.05(b)(x) hereof, with respect to each New Note issued by a Loan Party (as and to the extent permitted under Section 8.03(e) above), Borrower shall apply proceeds so received in connection therewith to retire, in full (whether through redemption, one or more tender offers, open market purchases or a combination thereof), the Senior Notes issued in connection with the Original 2023 Indenture. Following the retirement in full of the Senior Notes issued in connection with the Original 2023 Indenture, Borrower shall, (i) first, apply such New Note proceeds as a principal payment of the outstanding balance of the Revolving Loans (which amounts may be reborrowed in accordance with the terms of this Agreement) until such time as the outstanding principal balance of the Revolving Loans equals $0.00, and (ii) thereafter, retain or apply any New Note proceeds not applied as a principal payment of the Revolving Loans for Permitted Uses (as defined in Amendment No. 2).”

SECTION 4.         Minimum Liquidity. Notwithstanding anything to the contrary contained herein or in any other Loan Document, during the Restricted Period, Borrower shall continue to maintain unrestricted cash liquidity of not less than One Hundred Million Dollars ($100,000,000), such liquidity to be comprised of unrestricted cash and Cash Equivalents acceptable to Administrative Agent, plus undrawn availability under this Agreement (to the extent available to be drawn at the date of determination in accordance with this Agreement). Borrower shall include calculations of its unrestricted cash liquidity in each Compliance Certificate delivered pursuant to Section 7.02(b) of the Credit Agreement.

SECTION 5.          Use of Revolving Loan Proceeds; Permitted Uses. Notwithstanding anything to the contrary contained herein or in any other Loan Document, during the Restricted Period, Borrower and each other Loan Party agree that any proceeds of the Revolving Loans made during the Restricted Period shall be used exclusively for the purposes of (i) paying operating expenses incurred by the Parent and its Subsidiaries (and only to the extent cash flow from the operations of the Parent and its Subsidiaries is insufficient to pay the same); (ii) capital expenditures, Investments and Restricted Payments expressly permitted pursuant to the Loan Documents (including, without limitation, Section 8.22 of the Credit Agreement); (iii) scheduled interest payments on Indebtedness held by the Parent or its Subsidiaries (which, for clarity, shall not include any principal amortization payments, principal prepayments or other payment of principal, except in connection with the amortization of the Tranche B Term Loans currently required under the Existing Credit Agreement) (and only to the extent cash flow from the operations of the Parent and its Subsidiaries is insufficient to pay the same); and (iv) repayments of the outstanding principal balance of the Revolving Credit Facility (clauses (i) through (iv) above shall hereafter collectively be referred to as “Permitted Uses”).

SECTION 6.               Cessation of Operations.

(a)                Borrowing Base Properties. Notwithstanding anything in the Existing Credit Agreement or any other Loan Document to the contrary (including, without limitation, that certain Limited Waiver Letter (Temporary Closure), dated as of March 27, 2020, executed by and among Borrower, Parent and Administrative Agent (the “Initial Waiver Letter”)), Administrative Agent and the Required Lenders hereby consent to the Borrower’s ceasing operations of each Borrowing Base Property (other than the Gaylord National, which Borrowing Base Property is addressed in clause (b) below) commencing on the Amendment No. 2 Effective Date and continuing through the Temporary Waiver Period (the “BBP Cessation Period”); provided, however, that in no event shall the cessation of operations for any individual Borrowing Base Property exceed ninety (90) days in the aggregate during such BPP Cessation Period.

(b)                Gaylord National. Notwithstanding anything in the Existing Credit Agreement or any other Loan Document to the contrary (including, without limitation, that certain Limited Waiver Continuation Letter (Temporary Closure), dated as of September 24, 2020, executed by and among Borrower, Parent and Administrative Agent (the “September Continuation Letter”)), Administrative Agent and the Required Lenders hereby consent and agree to further extend the cessation period granted pursuant to the terms of the September Continuation Letter) from January 31, 2021 to July 1, 2021 (or such later date that may be agreed to in writing by Administrative Agent, not to be later than October 1, 2021) (such extended period, the “Second Extended Gaylord National Cessation Period”).

(c)                Additional Terms Concerning Operational Waivers. In connection with the matters described in clauses (a) and (b) above, Administrative Agent and Required Lenders hereby waive any Event of Default that would have occurred (including, without limitation, under Section 9.01(l) of the Existing Credit Agreement) in the absence of such consent pursuant to the terms of the Loan Documents solely to the extent resulting from the Loan Parties’ failure to continuously operate the Borrowing Base Properties (other than the Gaylord National) during the BPP Cessation Period or the Gaylord National during Second Extended Gaylord National Cessation Period, as applicable, it being acknowledged and agreed by the parties hereto that nothing in this Section 6(c) shall constitute a waiver of (i) any Event of Default occurring as a result of the Loan Parties’ failure to continuously operate (after giving effect to the provisions of clauses (a) and (b) above) any Borrowing Base Property, (ii) any other non-monetary obligations of the Borrower set forth in the Loan Documents except to the extent otherwise expressly set forth herein, or (iii) any monetary obligations of the Borrower set forth in the Loan Documents.

SECTION 7.          Conditions to the Close. This Agreement shall become effective as of the first date (the “Amendment No. 2 Effective Date”) when each of the following conditions shall have been satisfied or waived in writing by the Administrative Agent:

(a)                Representations and Warranties. The representations and warranties of the Borrower and each other Loan Party contained in Article VI of the Existing Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) on and as of the Amendment No. 2 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Agreement, the representations and warranties contained in subsections (a) and (b) of Section 6.05 of the Existing Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01.

(b)                No Default. Neither a Default nor Event of Default shall exist, or would result from, the effectiveness of this Agreement.

(c)                This Agreement. The Administrative Agent shall have received executed counterparts hereof that, when taken together, bear the signatures of the Borrower, the Parent, the other Loan Parties, the Required Lenders and the Administrative Agent.

(d)                Officer’s Certificates. The Administrative Agent shall have received a certificate or certificates executed by a Responsible Officer of the Borrower as of the Amendment No. 2 Effective Date, in form and substance satisfactory to the Administrative Agent, stating that (A) the conditions specified herein have been satisfied, (B) each Loan Party is in compliance with all existing financial obligations, (C) all material governmental, shareholder and third party consents and approvals, if any, with respect to this Agreement and any other instruments or documents executed and delivered in connection with this Agreement and the transactions contemplated thereby have been obtained (and attaching copies thereof), and (D) that no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to affect any Loan Party or any transaction contemplated by the Loan Documents executed and delivered in connection with this Agreement, if such action, suit, investigation or proceeding could reasonably be expected to have a Material Adverse Effect.

(e)                Opinions. The Administrative Agent shall have received an opinion of legal counsel to the Borrower, in form and content satisfactory to the Administrative Agent to the effect that: (i) each of the Borrower, the Parent, the other Loan Parties and the Pledgors is duly formed, validly existing and in good standing and has all requisite power and authority to enter into this Agreement; (ii) this Agreement has been duly authorized, executed and delivered; (iii) the transactions described in this Agreement will not constitute a default or breach under the terms of any material agreement or instrument listed by the Parent as an exhibit to its annual report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2019; and (iv) such other matters, incident to the transactions contemplated hereby, as the Administrative Agent may reasonably request.

(f)                 Fees and Expenses. The Borrower shall have paid all fees required in connection with the closing of the Existing Credit Agreement and all costs and expenses (including attorneys’ costs and fees) incurred by the Administrative Agent in documenting or implementing same.

(g)                [Intentionally Omitted] .

(h)                Attorney Costs. The Borrower shall have paid all reasonable fees, charges and disbursements of counsel of the Administrative Agent to the extent invoiced prior to or on the Amendment No. 2 Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

(i)                 Collateral. The Administrative Agent shall have received satisfactory evidence that the Administrative Agent, on behalf of the Lenders, shall continue to have, as applicable, a valid and perfected first priority (subject to certain exceptions to be set forth in the Loan Documents) lien and security interest in the Collateral, which evidence may require delivery of endorsements to the Title Policies, if reasonably required by Administrative Agent, provided, however, that Administrative Agent agrees that such endorsements to the Title Policies (to the extent reasonably required by Administrative Agent), may be delivered within thirty (30) days following the Amendment No. 2 Effective Date.

(j)                 Other Deliverables. The Borrower shall have provided to the Administrative Agent, and the Administrative Agent shall have approved, all other materials, documents and submissions requested by the Administrative Agent in connection with the transactions contemplated by this Agreement.

SECTION 8.          Reaffirmation. By signing this Agreement, each Loan Party hereby confirms that this Agreement shall not effect a novation of any of the obligations of the Loan Parties under the Existing Credit Agreement, which obligations continue in full force and effect as set forth in the Second Amended Credit Agreement, and each Loan Party and each Pledgor acknowledges and confirms that the obligations of the Loan Parties under the Existing Credit Agreement as modified or supplemented hereby and the Loan Parties and the Pledgors under the other Loan Documents (i) are entitled to the benefits of the guarantees, pledge of and/or grant of the security interests set forth or created in the Collateral Documents and the other Loan Documents, (ii) constitute “Obligations” and “Secured Obligations” or other similar term for purposes of the Second Amended Credit Agreement, the Collateral Documents and all other Loan Documents, (iii) notwithstanding the effectiveness of the terms hereof, the Collateral Documents and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects. Each Loan Party and each Pledgor hereby ratifies and confirms that all Liens granted, conveyed, or assigned to the Administrative Agent by such Person pursuant to any Loan Document to which it is a party remain in full force and effect, are not released or reduced, and continue to secure full payment and performance of the Obligations as increased hereby.

SECTION 9.          Applicable Law; Jurisdiction; Venue.

(a)                GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(b)                SUBMISSION TO JURISDICTION. THE BORROWER, EACH PLEDGOR AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE JOINT LEAD ARRANGERS MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER, ANY PLEDGOR OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)                WAIVER OF VENUE. THE BORROWER, EACH PLEDGOR AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (ii) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)                WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 10.      Credit Agreement Governs. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any Lender or the Administrative Agent under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Second Amended Credit Agreement or any other Loan Document in similar or different circumstances.

SECTION 8. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 11.      Severability. If any provision or obligation under this Agreement shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from this Agreement and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of this Agreement.

SECTION 12.      Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which when taken together shall constitute one agreement.  The words “execution,” signed,” “signature,” and words of like import in this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.  Each party hereto hereby waives any defenses to the enforcement of the terms of this Agreement based on the form of its signature, and hereby agrees that such electronically transmitted or signed signatures shall be conclusive proof, admissible in judicial proceedings, of such party’s execution of this Agreement. Even though the parties agree that electronic signatures are legally enforceable and intended to be effective for all purposes, the signing parties agree if requested by the Administrative Agent in its sole discretion to promptly deliver to the Administrative Agent the requested original document bearing an original manual signature, to the extent required or advisable to be delivered in connection with any program made available to the Administrative Agent or any of its affiliates by the Federal Reserve, U.S. Treasury Department or any other federal or state regulatory body.

[Signatures Appear on Following Page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

“BORROWER AND PLEDGOR”

RHP HOTEL PROPERTIES, LP,
a Delaware limited partnership

By:	RHP Partner, LLC,
a Delaware limited liability company,
its general partner

	By:	/s/ Mark Fioravanti
	Name:	Mark Fioravanti
	Title:	Vice President

[Signatures Continue on Following Page]

Signature Page to Amendment No. 2 to Sixth Amended and Restated Credit Agreement

“GUARANTORS AND PLEDGORS”

RYMAN HOSPITALITY PROPERTIES, INC.,			RHP PARTNER, LLC,
a Delaware corporation			a Delaware limited liability company

By:	/s/ Mark Fioravanti		By:	/s/ Mark Fioravanti_
Name:	Mark Fioravanti		Name:	Mark Fioravanti
Title:	President and Chief Financial Officer		Title:	Vice President

RHP PROPERTY GP, LP,			RHP PROPERTY GT, LP,
a Florida limited partnership			a Delaware limited partnership

By:	Opryland Hospitality, LLC,		By:	Opryland Hospitality, LLC,
	a Tennessee limited liability company its general partner			a Tennessee limited liability company its general partner

	By:	/s/ Mark Fioravanti		By:	/s/ Mark Fioravanti
	Name:	Mark Fioravanti		Name:	Mark Fioravanti
	Title:	Vice President		Title:	Vice President

RHP HOTELS, LLC,			RHP PROPERTY GT, LLC,
a Delaware limited liability company			a Delaware limited liability company

By:	/s/ Mark Fioravanti		By:	/s/ Mark Fioravanti
Name:	Mark Fioravanti		Name:	Mark Fioravanti
Title:	Vice President		Title:	Vice President

OPRYLAND HOSPITALITY, LLC			RHP PROPERTY NH, LLC
a Tennessee limited liability company			a Maryland limited liability company

By:	/s/ Mark Fioravanti		By:	/s/ Mark Fioravanti
Name:	Mark Fioravanti		Name:	Mark Fioravanti
Title:	Vice President		Title:	Vice President

[Signatures Continue on Following Page]

Signature Page to Amendment No. 2 to Sixth Amended and Restated Credit Agreement

“ADMINISTRATIVE AGENT AND LENDERS”

WELLS FARGO BANK, NATIONAL ASSOCIATION,
in its capacity as Lender and as Administrative Agent

By:	/s/ Anand. J. Jobanputra
Name:	Anand. J. Jobanputra
Title:	Senior Vice President

[Signatures Continue on Following Page]

Signature Page to Amendment to Sixth Amended and Restated Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH,
in its capacity as Lender

By:	/s/ Darrell L. Gustafson
Name:	Darrell L. Gustafson
Title:	Managing Director

By:	/s/ Murray Mackinnon
Name:	Murray Mackinnon
Title:	Director

[Signatures Continue on Following Page]

Signature Page to Amendment No. 2 to Sixth Amended and Restated Credit Agreement

BANK OF AMERICA, N.A.,
in its capacity as Lender

By:	/s/ Roger Davis
Name:	Roger Davis
Title:	Senior Vice President

[Signatures Continue on Following Page]

Signature Page to Amendment No. 2 to Sixth Amended and Restated Credit Agreement

JP MORGAN CHASE BANK, N.A.,
in its capacity as Lender

By:	/s/ Jeffrey Miller
Name:	Jeffrey Miller
Title:	Executive Director

[Signatures Continue on Following Page]

Signature Page to Amendment No. 2 to Sixth Amended and Restated Credit Agreement

U.S. BANK NATIONAL ASSOCIATION,
in its capacity as Lender

By:	/s/ Lori Y. Jensen
Name:	Lori Y. Jensen
Title:	Senior Vice President

[Signatures Continue on Following Page]

Signature Page to Amendment No. 2 to Sixth Amended and Restated Credit Agreement

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
in its capacity as Lender

By:	/s/ Steven Jonassen
Name:	Steven Jonassen
Title:	Managing Director

By:	/s/ Adam Jenner
Name:	Adam Jenner
Title:	Director

[Signatures Continue on Following Page]

Signature Page to Amendment No. 2 to Sixth Amended and Restated Credit Agreement

THE BANK OF NOVA SCOTIA,
in its capacity as Lender

By:	/s/ Ajit Goswami
Name:	Ajit Goswami
Title:	Managing Director & Industry Head

[Signatures Continue on Following Page]

Signature Page to Amendment No. 2 to Sixth Amended and Restated Credit Agreement

CAPITAL ONE, N.A.,
in its capacity as Lender

By:	/s/ Jessica W. Phillips
Name:	Jessica W. Phillips
Title:	Authorized Signatory

[Signatures Continue on Following Page]

Signature Page to Amendment No. 2 to Sixth Amended and Restated Credit Agreement

MIDFIRST BANK,

a federally chartered savings association,

in its capacity as Lender

By:	/s/ Todd Wright
Name:	Todd Wright
Title:	Senior Vice President

[Signatures Continue on Following Page]

Signature Page to Amendment No. 2 to Sixth Amended and Restated Credit Agreement

RAYMOND JAMES BANK, N.A.,

in its capacity as Lender

By:	/s/ Matt Stein
Name:	Matt Stein
Title:	Senior Vice President

[Signatures Continue on Following Page]

Signature Page to Amendment No. 2 to Sixth Amended and Restated Credit Agreement

TD BANK, N.A.,

in its capacity as Lender

By:	/s/ Sean C. Dunne
Name:	Sean C. Dunne
Title:	Vice President

[Signatures Continue on Following Page]

Signature Page to Amendment No. 2 to Sixth Amended and Restated Credit Agreement

SUMITOMO MITSUI BANKING CORPORATION,

in its capacity as Lender

By:	/s/ Michael Maguire
Name:	Michael Maguire
Title:	Managing Director

Signature Page to Amendment No. 2 to Sixth Amended and Restated Credit Agreement